FOR IMMEDIATE RELEASE                                             Exhibit 99.2

       Lincoln Educational Services Corporation Announces Two Additions to
                               Board of Directors

WEST ORANGE, N.J., February 27, 2006 - Lincoln Educational Services Corporation (Nasdaq: LINC) ("Lincoln") today announced the appointment of J. Barry Morrow and Celia Currin to its Board of Directors, effective immediately. The additions increase the size of Lincoln's Board to nine members.

"These additions bring a valuable combination of financial, operational, education and marketing knowledge to our already strong Board of Directors," stated David Carney, Chairman and CEO of Lincoln Educational Services. "We look forward to leveraging Barry's operational and education industry background and Celia's extensive marketing and media industry experience as we continue to execute upon our growth plan during 2006."

Mr. Morrow brings over 25 years of product strategy and development, and technological and operational solution experience to Lincoln. He has served as the Chief Executive Officer of Collegiate Funding Services since 2002, and held the position of President and Chief Operating Officer from 2000 to 2002. Prior to joining Collegiate Funding Services, Mr. Morrow served with the U.S. Department of Education as the General Manager of Financial Services for the Office of Student Financial Assistance. In this capacity, Mr. Morrow was responsible for establishing key relationships with over 2,500 public and private entities, as well as providing capital and support for education credit. Mr. Morrow also possesses a wealth of private industry experience including over 15 years as an operations executive with Sallie Mae.

Ms. Currin is the Founder and Principal of BenchStrength Marketing, a marketing consultancy group focused on the information and media industries. Prior to founding BenchStrength in 2003, Ms. Currin spent 25 years with Dow Jones & Company in a variety of roles including as Marketing Communications Director for The Wall Street Journal. Ms. Currin's extensive experience includes the development and coordination of integrated marketing programs and related strategies, marketing function management and restructuring, and brand development and extensions.

About Lincoln Educational Services Corporation
Lincoln is a leading and diversified for-profit provider of career-oriented post-secondary education. It offers recent high school graduates and working adults degree and diploma programs in four principal areas of study: automotive technology, skilled trades, business and information technology and health sciences (which includes programs for medical administrative assistants, medical assistants, pharmacy technicians and massage therapists). Lincoln has provided the workforce with skilled technicians since its inception in 1946. Lincoln currently operates 34 campuses in 15 states under eight brands: Lincoln Technical Institute, The Cittone Institute, CEI, Denver Automotive and Diesel College, Nashville Auto-Diesel College, Southwestern College, New England Technical Institute and Euphoria Institute of Beauty Arts and Sciences. Lincoln had a combined enrollment of approximately 18,000 students as of September 30, 2005.

Statements in this press release regarding Lincoln's business which are not historical facts may be "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in Lincoln's registration statement on Form S-1, as amended. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Investors:                                         Media:
John Buckley/Brad Edwards                          Jennifer Gery
Brainerd Communicators                             Brainerd Communicators, Inc.
212-986-6667                                       212-986-6667

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